Exhibit 99.2

Q1 2021 Letter to Shareholders

This time last year, we were navigating our industry’s darkest days and the future was decidedly uncertain. Today, thanks to expanded availability of vaccinations throughout Q1 2021, the clouds have started to part and our business is in an improved position. The evidence is manifold:

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We saw rising consumer demand on our platform led by the U.S. market and driven by accelerated vaccination trends. We are optimistic that the U.S. can further improve and serve as a leading indicator for leisure travel recovery in international markets in the periods to come.

●	Two of our key offerings - our hotel metasearch auction and experiences - are showing encouraging recovery signs so far this year, particularly in the U.S.

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We completed an opportunistic convertible debt capital raise in Q1. This further fortifies our solid balance sheet and potentially pre-funds the refinance of some of our higher-priced debt issued last summer amidst much greater uncertainty.

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We are leveraging our competitive strengths in numerous areas - B2B, Display, Experiences, Dining, and our new direct-to-consumer subscription offering, Tripadvisor Plus. Through these diverse offerings we aim to capitalize on Tripadvisor’s unique, influential position and value proposition, drive more value for Tripadvisor customers, and enhance our platform’s long-term monetization potential.

Our Q1 results reflect ongoing unevenness in leisure travel’s recovery path. Revenue of $123 million, a net loss of $80 million, and adjusted EBITDA of negative $26 million were slightly better than our expectations. Sequential monthly progress was U.S-driven, as vaccinations led consumers back to planning leisure travel. Europe lagged due to lockdowns, but demand picked up in April, and we are optimistic for broadened, international recovery as vaccination rates improve.

We believe we are advantageously positioned for the rebound and beyond. We will continue to focus on factors within our control - serving customers, leveraging competitive advantages, and laying the foundation for long-term, diverse growth.

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Q1 2021 Business Update

Consumer demand environment, and revenue, improved throughout the quarter. The first quarter really had two distinct periods. The first month or so exhibited choppiness similar to what we saw in Q4 2020, with January as a percent of 2019 at lower levels than Q4 2020. However, demand and revenue trends improved as the quarter progressed.

Monthly unique users on Tripadvisor-branded websites improved sequentially during the quarter, as January, February, and March were approximately 53%, 56% and 58% of 2019’s comparable period, respectively. In our key markets of the U.S. and U.K., we have seen a close correlation between improved vaccination rates and rising travel intent, including searches for hotels, restaurants, and things to do.

Improvement throughout Q1 was driven almost entirely by the U.S., where the first phase of leisure travel recovery seems well underway. In March, U.S. monthly unique users approached 80% of 2019 levels, while traffic outside the U.S. was approximately half of 2019 levels. The CDC recently officially relaxed travel guidance for fully vaccinated people, which we see as an incremental positive for consumer willingness to travel. With more than 100 million U.S. citizens fully vaccinated, consumer confidence rising, and summer vacation months approaching, we believe there is more improvement to come. We also remain optimistic that a more powerful leisure travel recovery can take shape when vaccinations become more widespread internationally.

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As leisure travel demand trends improved, so too did revenue performance. At $123 million, Q1 revenue was down 56% year-over-year and, at approximately 33% of 2019’s comparable period, was roughly in line with Q4 2020 performance. Similar to demand, the U.S. drove sequential revenue improvements during the quarter. March consolidated revenue was approximately 39% of 2019 levels, notably better than 26% in January and 33% in February.

As a percentage of 2019’s comparable period, March 2021 returned to levels last seen during last summer’s reopening period:

Some Q1 updates related to our diverse offerings:

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Our hotel auction is tracking in line with the overall demand environment. Traffic on hotel pages reached 80% of 2019 levels in the U.S. and approximately 50% outside the U.S. in March. U.S. auction revenue improved in the second half of Q1 and reached approximately 67% of 2019 levels in March, and nearly 80% in April. We have observed more muted trends internationally due to lockdowns, but the U.S. exemplifies rising consumer interest in hotel stays once vaccines arrive. Also, CPC prices in the U.S. recently approached 2019 levels, demonstrating ongoing partner bidding engagement as demand recovers.

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B2B, which is primarily comprised of subscription-based revenue, remains a steady performer. This year, we are helping partners navigate what remains a fluid environment. We are excited to introduce more partners to our newer solutions, Spotlight, Menu Connect, and Reputation Pro, and we have been optimizing our Management Center and self-service tools to help partners leverage our platform to drive insights and value.

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Our Display advertising offering has shown nice early signs that advertisers are coming back to impression-based advertising. Sales traction improved in the back half of Q1 and throughout April, with both travel-endemic clients, such as Destination Marketing Organizations that are looking to bring travelers back to their geographies, as well as a diverse set of advertisers spanning consumer packaged goods, auto, entertainment, finance, and spirits, who are looking to access our global audience and brand-safe platform.

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In our Experiences offering, Q1 activity was largely limited to U.S. consumers making domestic bookings, and U.S. trends improved as the quarter progressed. In March, our U.S. point-of-sale reached 50% of 2019 levels, up from 30% levels in January and February. Also, as a destination, the U.S. exceeded 2019 levels in March.

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Dining’s Q1 recovery was flat to Q4, as restaurants in most of the European countries in which TheFork operates were ordered to remain closed for in-restaurant dining. However, we saw in 2020 how resilient our restaurant offerings can be, as a few key markets achieved year-over-year growth during summer months and TheFork regained 2019 levels in September. We expect a similar pattern this year, with the added potential for a stronger recovery when vaccinations progress in Europe.

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We note that April’s revenue performance improved versus March. Visibility remains significantly challenged due to case spikes and lockdowns in major regions, but we currently expect that Q2 performance will exceed Q1. We also remain optimistic about the second half of 2021 as the number of people vaccinated increases, countries reopen, and the leisure travel recovery broadens.

Executing with cost discipline towards increased operating leverage. (Estimated cost savings levels referenced below do not consider depreciation, amortization, restructuring, and other related reorganization costs, or stock-based compensation.)

At $207 million, operating expenses were 32% lower than the same period a year ago. This was driven by two factors that we have outlined since the pandemic took hold last year. First, significantly reduced discretionary and workforce-related fixed expenses we enacted to align with our new reality. Second, significantly lower variable costs (such as performance-based marketing and the transaction-based cost of revenue) that move generally in line with travel demand.

During Q1, we maintained our rigorous cost controls in terms of workforce-related and discretionary fixed expense areas. Our ending headcount was 2,579, or 34% lower year-over-year. We continue to expect the majority of the 2020 fixed cost savings will persist in 2021.

Performance‐based marketing and the transaction‐based portion of cost of revenue remained significantly lower than pre-pandemic levels, reflecting the overall travel environment. These costs increased modestly compared to Q4 2020 driven by a typical, seasonal uplift as well as improved demand trends, and we continue to expect variable expenses will track generally in line with demand trends moving forward.

In terms of profitability, our Q1 consolidated net loss was $80 million. Q1 adjusted EBITDA of negative $26 million was better than Q4 2020, driven primarily by the sequential step-up in revenue, coupled with ongoing, disciplined, cost controls.

Further strengthened our liquidity position. Our Q1 ending cash and cash equivalents balance grew to $674 million, up $256 million from our ending balance on December 31, 2020. This increase was primarily driven by an opportunistic capital raise that we executed in late March, during which we sold $345 million of 0.250% convertible notes due 2026. We used a portion of the proceeds to enter into a hedge transaction that effectively increases the equity conversion strike to 100% above the $53.68 closing price at issuance, and we intend to use the balance for general corporate purposes, which may include repaying prior to maturity a portion of our 7.000% Senior Notes due 2025.

Our liquidity position reaches nearly $1.2 billion when considering that we remain essentially undrawn on our $500 million revolving credit facility.

Moving to cash flow, we note that we had a $19 million operating cash outflow in Q1, driven primarily by our net loss in the period, though significantly offset by changes in working capital. This outflow compares very favorably to the $70 million outflow experienced in Q1 2020 as the pandemic set in and consumers canceled their experiences and rentals bookings at historically high rates. Cancellation rates have moderated considerably since then. This positive swing is reflected in the $122 million year-over-year improvement in deferred merchant payables, which turned from an $86 million outflow to a $36 million inflow. We are pleased that travelers seem to be booking with increased confidence.

In sum, our solid liquidity position keeps the business adequately capitalized to navigate near-term uncertainty and numerous recovery scenarios.

Building Tripadvisor Plus. As outlined in our Q4 2020 and Full Year Shareholder Letter, we are in the initial phase of building our exciting direct-to-consumer subscription service, Tripadvisor Plus.

We are in phase one, our U.S. beta. When presented with the “no-brainer” moment of hotel savings equal to or greater than the $99 subscription fee, consumers have demonstrated they will sign up. In fact, in these early days, Plus subscribers are saving an average of more than $300 per booking. Once subscribed, travelers receive discounts on subsequent hotel bookings and bookable experiences available on Tripadvisor.

We are relentlessly striving towards our vision of the optimal experience for both supply partners and consumers. In Q1, we launched a hotel supplier-direct sales effort leveraging our existing hospitality services sales teams and have already contracted and brought live many properties in dozens of countries. We have been doing extensive testing related to how we merchandise Plus offers to drive conversion. We are also exploring a number of potential partnership opportunities across car rentals, digital services, and credit cards, among others, laying the groundwork to deliver more value for more consumers and partners through a broadened offering and wider distribution. We expect to move towards phase two, a full U.S. launch, within the next few months.

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In short, we are making good early progress. We realize that building strong subscription businesses takes time, but we believe Tripadvisor is uniquely positioned to bring the consumer-direct subscription business model to a global travel audience. Near-term, our expectations for 2021 remain measured in acknowledgment of the fact we are early days and we launched during a pandemic. Over the long-term, we believe Plus can drive value for consumers, suppliers, and our business, monetizing Tripadvisor’s influence and creating long-term value for shareholders.

Outlook

(As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary; however, a number of factors outside of our control can limit our visibility into future financial performance and can cause our results to vary materially from our current expectations.)

The pandemic continues to be a major headwind to the travel industry and to our business. We believe travel’s recovery path will be defined by rising consumer confidence and traveler safety, both of which are directly related to the speed of vaccine distribution. As such:

●	We currently expect Q2 revenue and adjusted EBITDA to improve versus Q1, both in absolute terms, and as a percentage of 2019, despite impacts from Europe’s lagging recovery.

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We also maintain our previously communicated view that leisure travel, and our business, could experience a more robust second‐half rebound. This would be driven by continued U.S. progress as well as a broader recovery that includes Europe and other international markets.

●	Lastly, we reiterate our commitment to operating a fundamentally leaner cost structure and continue to expect the majority of the 2020 fixed cost savings will persist in 2021.

Conference Call and Webcast

Tripadvisor, Inc. management will host a conference call to discuss results as well as forward-looking information about Tripadvisor’s business tomorrow morning at 8:30 a.m. Eastern Time. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call.

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Tripadvisor, Inc.’s first quarter 2021 earnings press release and supplemental financials are available on the Investor Relations section of Tripadvisor, Inc.’s website at ir.tripadvisor.com. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on May 6, 2021, which is available on the Investor Relations section of our website at ir.tripadvisor.com and the SEC’s website at www.sec.gov.

Forward-Looking Statements

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “target,” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or

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otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures

These prepared remarks may include references to non-GAAP measures, such as consolidated adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earnings press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on May 6, 2021, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Key Business Metrics

We review a number of metrics, including unique visitors, hotel shoppers, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.

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